EXHIBIT 32.1 –  CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and accompanies the Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”) of Clear Channel Outdoor Holdings, Inc. (the “Company”).  The undersigned hereby certifies that to his knowledge, the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  May 4, 2016

By:         /s/ ROBERT W. PITTMAN

Name:    Robert W. Pittman

Title:       Chief Executive Officer